EXHIBIT (8)(m)(3)

ADDENDUM TO PARTICIPATION AGREEMENT (MFS)

ADDENDUM TO PARTICIPATION AGREEMENT

The Participation Agreement made and entered into as of the 1st day of October 2010 by and among MFS VARIABLE INSURANCE TRUST, MFS VARIABLE INSURANCE TRUST II, MFS FUND DISTRIBUTORS, INC., and TRANSAMERICA LIFE INSURANCE COMPANY, as amended to date (the “Participation Agreement”), is hereby amended as follows effective as of March 28th, 2015:

WHEREAS, the parties desire to add an open-end management investment company for which MFD serves as principal underwriter.

NOW, THEREFORE, in consideration of the above premises and mutual covenants set forth herein, the Company, the Trusts and MFD hereby agree as follows:

1.	MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (“Trust III”) is hereby added as a party and all references to “Trust(s)” now include, as the context may require, Trust III. Trust III hereby agrees to be bound by all terms and conditions set forth in the Agreement, as amended hereby.

2.	Article XIII, “Notices,” is hereby restated in its entirety as follows:

ARTICLE XII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trusts:

MFS Variable Insurance Trust I, MFS Variable Insurance Trust II and MFS Variable Insurance Trust III

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Susan S. Newton, Assistant Secretary

If to Company:

Transamerica Life Insurance Company

4333 Edgewood Rd NE

Cedar Rapids, IA 52499

Attn: I&R General Counsel

If to MFD:

MFS Fund Distributors, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Attn: General Counsel

3.	The first sentence of Section 14.8 is hereby restated as follows:

“A copy of Trust I’s and Trust II’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts.”

4.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

TRANSAMERICA LIFE INSURANCE COMPANY
By its authorized officer,

By:	/s/ John Mallett
John Mallett
Vice President

MFS VARIABLE INSURANCE TRUST,
MFS VARIABLE INSURANCE TRUST II,
MFS VARIABLE INSURANCE TRUST III, on behalf of the Portfolios
By its authorized officer and not individually,

By:	/s/ Susan S. Newton
Susan S. Newton
Assistant Secretary

MFS FUND DISTRIBUTORS, INC.
By its authorized officer,

By:	/s/ James A. Jessee
James A. Jessee
President

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

Effective March 28, 2015

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account
PFL Corporate Account One August 10, 1998	Advantage V and VI

Retirement Builder Variable Annuity Account March 29, 1996

Huntington Allstar Select

Immediate Income Builder II

Portfolio Select Variable Annuity

Premier Asset Builder Variable Annuity

Privilege Select Variable Annuity

Retirement Income Builder II Variable Annuity

Retirement Income Builder IV

Transamerica Access Variable Annuity

Transamerica Preferred Advantage Variable Annuity

Transamerica PrincipiumSM Variable Annuity

Separate Account VA B January 19, 1990	Transamerica LandmarkSM Variable Annuity Transamerica FreedomSM Variable Annuity Transamerica ExtraSM Variable Annuity Transamerica AxiomSM Variable Annuity Transamerica LibertySM Variable Annuity

Separate Account VA-6 June 11, 1996	Transamerica Classic® Variable Annuity Transamerica Catalyst® Variable Annuity

Separate Account VA-7 June 11, 1996	Transamerica Bounty® Variable Annuity

Separate Account VA-8 June 11, 1996	Transmark Optimum Choice® Variable Annuity

Separate Account VA-6 June 11, 1996	Transamerica Classic® Variable Annuity Transamerica Catalyst® Variable Annuity

Separate Account VUL A November 20, 1998	Legacy Builder Plus

Separate Account VUL-1 October 2, 2008	Transamerica Tribute

Separate Account VUL-2 October 2, 2008	Transamerica Lineage

Separate Account VUL-4 October 2, 2008	TransSurvivor VUL

Separate Account VUL-5 October 2, 2008	TransUltra VUL

Separate Account VUL-6 October 1, 2008	TransAccumulator VUL TransAccumulator VUL-2

Transamerica Corporate Separate Account Sixteen June 16, 2003	Advantage X

Variable Life Account A July 1, 1999	Variable Protector

The Separate Account(s) shown on SCHEDULE A may invest in the following Portfolios of the MFS Variable Insurance Trust, MFS Variable Insurance Trust II, and MFS Variable Insurance Trust III:

PORTFOLIOS SUBJECT TO THE PARTICIPATION AGREEMENT

Portfolios Available to Policies:

VIT I

MFS Global Equity Series

MFS Growth Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Bond Series*

MFS Research Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

VIT II

MFS Blended Research Core Equity Portfolio

MFS Bond Portfolio**

MFS Core Equity Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

VIT III MFS Blended Research Small Cap Equity Portfolio MFS Conservative Allocation Portfolio MFS Global Real Estate Portfolio MFS Growth Allocation Portfolio	MFS Inflation-Adjusted Bond Portfolio MFS Limited Maturity Portfolio MFS Mid Cap Value Portfolio MFS Moderate Allocation Portfolio MFS New Discovery Value Portfolio

and any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment.

*	MFS Research Bond Series will be renamed MFS Total Return Bond Series effective April 30th, 2015
**	MFS Bond Portfolio will be renamed MFS Corporate Bond Portfolio effective April 30th, 2015

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